Exhibit 99.1

FLIR Systems Announces
Fourth Quarter and Full Year 2016 Financial Results

Fourth Quarter and Full Year Revenue Growth of 8% and 7%

Fourth Quarter and Full Year Operating Cash Flow Growth of 24% and 13%

Quarterly Dividend Increased 25% to $0.15 Per Share

WILSONVILLE, OR, February 14, 2017 – FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth quarter 2016 revenue was $474.7 million, up 8% compared to fourth quarter 2015 revenue of $437.6 million. GAAP operating income in the fourth quarter was $92.3 million, compared to $93.5 million in the fourth quarter of 2015. Fourth quarter 2016 GAAP net income was $61.5 million, or $0.45 per diluted share, compared with GAAP net income of $70.2 million, or $0.51 per diluted share in the fourth quarter a year ago. Cash provided by operations in the fourth quarter reached $97.1 million, FLIR’s highest quarterly cash flow since 2013, which was driven largely by continued improvements in working capital.

Excluding the impact of discrete tax items, cost-basis investment gains and losses, restructuring charges, SkyWatchTM remediation charges, and the impact of fourth quarter 2016 acquisitions, fourth quarter historical-method adjusted earnings per share were $0.48, compared to historical-method adjusted earnings per share of $0.47 in the fourth quarter of 2015. Full year 2016 historical-method adjusted earnings per share were $1.56, equal to historical-method adjusted earnings per share for 2015. A reconciliation table summarizing historical-method adjustments is below under the heading: “GAAP to Non-GAAP Reconciliation – As Previously Guided.”

Moving forward, in addition to GAAP results, FLIR will provide new non-GAAP adjusted earnings metrics. These new metrics remove certain non-core items (including gains and losses) that FLIR management believes are not reflective of ongoing operating performance, such as restructuring charges, gains and losses on disposal of non-core assets, discrete tax items, business acquisition-related expenses, and amortization expense related to acquired intangible assets. FLIR management believes these new adjusted earnings metrics provide a view of the Company’s core operating results and facilitate consistent comparison of financial results over time. A reconciliation table summarizing the adjustments to the 2016 financial results for the fourth quarter and full year 2016 and 2015 is provided below. A reconciliation of quarterly results for 2016 and 2015 will be provided in the summary presentation that accompanies FLIR’s fourth quarter results conference call, available in the Events & Presentations section of www.FLIR.com/investor.

Adjusted operating income in the fourth quarter of 2016 was $103.3 million, compared to $98.7 million in the fourth quarter of 2015. Fourth quarter 2016 adjusted net income was $71.9 million, or $0.52 per diluted share, compared with adjusted net income of $69.6 million, or $0.50 per diluted share in the fourth quarter of 2015.

Revenue from the Surveillance segment was $158.5 million, an increase of 5% from fourth quarter results last year. The Instruments segment contributed $96 million of revenue during the fourth quarter, down 3% from the prior year. The Security segment recorded revenue of $73.1 million in the fourth quarter, up 7% over the prior year. FLIR’s OEM & Emerging Markets segment had $76.1 million of revenue, an increase of 55% over the prior year due partially to the addition of the acquired Intelligent Imaging Solutions business as well as strong camera cores demand. Revenue from the Maritime segment was $38.3 million, which increased 6% compared to the fourth quarter of 2015. The Detection segment contributed $32.7 million of revenue, a decline of 6% versus the prior year.

For the full year, revenue was $1,662.2 million, up 7% compared to $1,557.1 million for the year ended December 31, 2015. GAAP operating income for 2016 was $295.7 million, compared to $305.8 million in 2015. Adjusted operating income for 2016 was $324.7 million, compared to 2015 adjusted operating income of $325.0 million. GAAP net income for 2016 was $166.6 million, or $1.20 per diluted share, which compares to 2015 GAAP net income of $241.7 million, or $1.72 per diluted share. Adjusted net income in 2016 was $233.9 million, or $1.69 per diluted share, which compares to 2015 adjusted net income of $232.8 million, or $1.65 per diluted share. Cash provided by operations during 2016 was $312.3 million, which compares to $275.8 million in the prior year and represents a 13% increase.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $592 million as of December 31, 2016, a decrease of $52 million, or 8%, during the quarter and a decrease of $12 million, or 2%, below the $604 million balance at the end of 2015.

“We are pleased with the progress we have made in building our core business, the addition of the new business areas through the four acquisitions we completed this year, and our strong operating cash flow growth,” said Andy Teich, President and CEO of FLIR. “While we are disappointed with this quarter’s results from a margin perspective, we are confident in our ability to drive continued growth and improve margins in 2017. During 2016 we expanded our market share in nearly all of the markets we serve and built a strong backlog as a foundation for 2017. We look forward to the launch of several new product platforms in the first half of the year which should drive further growth.”

Revenue and Earnings Outlook for 2017

FLIR also announced today that it currently expects revenue in 2017 to be in the range of $1.78 billion to $1.83 billion and adjusted earnings per diluted share to be in the range of $1.81 to $1.91. This represents 7% to 10% growth in revenue and 7% to 13% growth in adjusted earnings per diluted share.

Dividend Increase and Declaration

FLIR’s Board of Directors has approved a quarterly cash dividend of $0.15 per share on FLIR common stock, an increase of 25% over the previous quarterly dividend of $0.12 per share. The Board of Directors has declared the dividend payable on March 10, 2017, to shareholders of record as of close of business on February 24, 2017.

Share Repurchase Program

Also today, FLIR announced that its Board of Directors approved a new share repurchase program that authorizes the repurchase of up to 15 million shares over the next two years. The number of shares authorized for repurchase represents approximately 11% of FLIR's outstanding common stock as of December 31, 2016.

Conference Call

FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter and the year. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed from the Events section of www.FLIR.com/investor. A replay will be available after 2:00 p.m. ET (11:00 a.m. PT) at this same address. Summary fourth quarter and historical financial data may be accessed from the Financial Info Database link under the Financials & Filings section at www.FLIR.com/investor.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP measures. With respect to the outlook for the full year 2017, certain items that affect GAAP net income per diluted share are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP net income per diluted share or a corresponding reconciliation to GAAP net income per diluted share for the full year. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Forward-Looking Statements

Statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2017" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the impact of FLIR’s continuing compliance with U.S. export control laws and regulations and similar laws and regulations, the timely receipt of any necessary export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2016	2015	2016	2015
Revenue	$ 474,738	$ 437,647	$ 1,662,167	$ 1,557,067
Cost of goods sold	260,005	230,337	895,046	803,506
Gross profit	214,733	207,310	767,121	753,561
Operating expenses:				
Research and development	38,444	31,994	147,537	132,892
Selling, general and administrative	83,795	81,553	322,435	313,544
Restructuring expenses	214	266	1,431	1,361
Total operating expenses	122,453	113,813	471,403	447,797
Earnings from operations	92,280	93,497	295,718	305,764
Interest expense	4,528	3,397	18,071	14,086
Interest income	(478)	(306)	(1,402)	(1,167)
Other expense (income), net	2,954	(14,376)	3,092	(12,601)
Earnings before income taxes	85,276	104,782	275,957	305,446
Income tax provision	23,776	34,578	109,331	63,760
Net earnings	$ 61,500	$ 70,204	$ 166,626	$ 241,686
Earnings per share:				
Basic	$ 0.45	$ 0.51	$ 1.22	$ 1.73
Diluted	$ 0.45	$ 0.51	$ 1.20	$ 1.72
Weighted average shares outstanding:				
Basic	136,242	138,000	137,138	139,353
Diluted	137,543	138,970	138,497	140,774

FLIR SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS		
Current assets:		
Cash and cash equivalents	$ 361,349	$ 472,785
Accounts receivable, net	352,020	326,098
Inventories	371,371	393,092
Prepaid expenses and other current assets	79,917	95,539
Total current assets	1,164,657	1,287,514
Property and equipment, net	271,785	272,629
Deferred income taxes, net	45,243	55,429
Goodwill	801,406	596,316
Intangible assets, net	168,460	141,302
Other assets	168,155	53,210
	$ 2,619,706	$ 2,406,400
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable	$ 114,225	$ 139,540
Deferred revenue	34,420	31,933
Accrued payroll and related liabilities	52,874	54,806
Accrued expenses	34,022	40,930
Accrued income taxes	51,017	201
Other current liabilities	60,154	53,241
Current portion long-term debt	15,000	264,694
Total current liabilities	361,712	585,345
Long-term debt	501,921	93,750
Deferred income taxes	2,331	3,623
Accrued income taxes	9,643	10,457
Other long-term liabilities	65,773	63,710
Commitments and contingencies		
Shareholders' equity	1,678,326	1,649,515
	$ 2,619,706	$ 2,406,400

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)(Unaudited)

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Cash flows from operating activities:				
Net earnings	$ 61,500	$ 70,204	$ 166,626	$ 241,686
Income items not affecting cash:				
Depreciation and amortization	15,656	13,069	57,513	49,534
Deferred income taxes	5,813	20,101	5,613	2,863
Stock-based compensation arrangements	6,544	6,299	27,797	25,748
Gain on sale of certain assets, net	-	(20,211)	-	(19,166)
Other non-cash items	(7,838)	3,376	11,992	7,722
Changes in operating assets and liabilities, net of acquisitions	15,378	(14,503)	42,739	(32,573)
Cash provided by operating activities	97,053	78,335	312,280	275,814
Cash flows from investing activities:				
Additions to property and equipment	(8,258)	(18,118)	(35,940)	(68,234)
Proceeds from sale of property and equipment	345	25,649	7,331	25,649
Business acquisitions, net of cash acquired	(376,758)	(92,260)	(419,203)	(92,260)
Cash used by investing activities	(384,671)	(84,729)	(447,812)	(134,845)
Cash flows from financing activities:				
Net proceeds from credit agreement and long-term debt	(266)	-	524,560	-
Repayments of credit agreement and long-term debt	-	(3,750)	(367,435)	(15,000)
Repurchase of common stock	-	(29,812)	(66,057)	(123,193)
Dividends paid	(16,356)	(15,206)	(65,920)	(61,399)
Proceeds from shares issued pursuant to stock-based compensation plans	4,619	3,647	11,966	24,835
Excess tax benefit of stock options exercised	(125)	4,027	1,480	8,243
Other financing activities	3	(14)	13	(24)
Cash (used) provided by financing activities	(12,125)	(41,108)	38,607	(166,538)
Effect of exchange rate changes on cash	(16,596)	(5,089)	(14,511)	(33,020)
Net (decrease) in cash and cash equivalents	(316,339)	(52,591)	(111,436)	(58,589)
Cash and cash equivalents:				
Beginning of period	677,688	525,376	472,785	531,374
End of period	$ 361,349	$ 472,785	$ 361,349	$ 472,785

FLIR SYSTEMS, INC.

REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT

(In thousands)(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2016	2015	2016	2015
REVENUE				
Surveillance	$ 158,484	$ 150,733	$ 532,476	$ 503,045
Instruments	95,981	98,599	336,141	347,476
Security	73,138	68,390	240,010	226,575
OEM & Emerging Markets	76,134	49,154	243,678	186,722
Maritime	38,256	36,026	185,726	177,948
Detection	32,745	34,745	124,136	115,301
	$ 474,738	$ 437,647	$ 1,662,167	$ 1,557,067
EARNINGS (LOSS) FROM OPERATIONS				
Surveillance	$ 45,104	$ 49,173	$ 144,905	$ 145,637
Instruments	31,052	34,394	96,691	112,353
Security	7,645	9,229	10,172	28,140
OEM & Emerging Markets	13,623	7,558	59,686	41,065
Maritime	1,318	553	15,428	13,611
Detection	9,363	9,555	33,847	26,904
Other	(15,825)	(16,965)	(65,011)	(61,946)
	$ 92,280	$ 93,497	$ 295,718	$ 305,764
ADJUSTED EARNINGS (LOSS) FROM OPERATIONS				
Surveillance	$ 47,627	$ 50,065	$ 151,515	$ 149,561
Instruments	31,522	35,056	98,776	115,116
Security	8,859	9,496	15,884	29,368
OEM & Emerging Markets	18,067	8,236	66,247	43,766
Maritime	2,082	1,367	18,564	17,382
Detection	9,723	10,403	35,287	30,278
Other	(14,609)	(15,958)	(61,584)	(60,478)
	$ 103,271	$ 98,665	$ 324,689	$ 324,993

FLIR SYSTEMS, INC.
GAAP TO NON-GAAP RECONCILIATION - AS PREVIOUSLY GUIDED
(In thousands, except per share amounts)(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
Earnings per diluted share as previously guided:	2016	2015	2016	2015
GAAP diluted earnings per share	$ 0.45	$ 0.51	$ 1.20	$ 1.72
SkyWatch product repair charge	0.00	-	0.01	-
Restructuring charges	0.00	0.00	0.01	0.01
Net loss from businesses acquired in fourth quarter 2016	0.02	-	0.02	-
Write-down of cost-basis investment	-	-	0.01	-
Gain on sale of cost-basis investment	-	(0.09)	-	(0.09)
Discrete tax items, net	0.01	0.05	0.31	(0.08)
Historical-method adjusted diluted earnings per share	$ 0.48	$ 0.47	$ 1.56	$ 1.56
Weighted average shares outstanding:				
Diluted	137,543	138,970	138,497	140,774

FLIR SYSTEMS, INC.

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2016	2015	2016	2015
Gross profit:				
GAAP gross profit	$ 214,733	$ 207,310	$ 767,121	$ 753,561
Amortization of acquired intangibles assets	2,730	1,516	9,540	6,582
Purchase accounting adjustments	3,093	-	3,093	-
Other	500	-	2,500	-
Adjusted gross profit	$ 221,056	$ 208,826	$ 782,254	$ 760,143
Gross margin:				
GAAP gross margin	45.2%	47.4%	46.2%	48.4%
Cumulative effect of non-GAAP Adjustments	1.4%	0.3%	0.9%	0.4%
Adjusted gross margin	46.6%	47.7%	47.1%	48.8%
Operating income:				
GAAP operating income	$ 92,280	$ 93,497	$ 295,718	$ 305,764
Amortization of acquired intangibles assets	5,831	3,895	18,383	16,400
Purchase accounting adjustments	3,093	-	3,093	-
Restructuring charges	214	266	1,431	1,361
Other	500	-	2,500	-
Acquisition related expenses	1,353	1,007	3,564	1,468
Adjusted operating income	$ 103,271	$ 98,665	$ 324,689	$ 324,993
Operating margin:				
GAAP operating margin	19.4%	21.4%	17.8%	19.6%
Cumulative effect of non-GAAP Adjustments	2.4%	1.1%	1.7%	1.3%
Adjusted operating margin	21.8%	22.5%	19.5%	20.9%
Net income:				
GAAP net income	$ 61,500	$ 70,204	$ 166,626	$ 241,686
Amortization of acquired intangibles assets	5,831	3,895	18,383	16,400
Purchase accounting adjustments	3,093	-	3,093	-
Restructuring charges	214	266	1,431	1,361
Other	500	-	3,761	-
Acquisition related expenses	1,353	1,007	3,564	1,468
(Gain) or loss on cost-basis investments	-	(20,200)	2,000	(20,200)
Estimated tax (benefit) expense of non-GAAP adjustments	(2,748)	6,234	(7,558)	2,859
Discrete tax items, net	2,133	8,213	42,591	(10,812)
Adjusted net income	$ 71,876	$ 69,619	$ 233,891	$ 232,762
Earnings Per Diluted Share:				
GAAP Earnings Per Diluted Share	$ 0.45	$ 0.51	$ 1.20	$ 1.72
Cumulative effect of non-GAAP Adjustments	0.07	(0.01)	0.49	(0.07)
Adjusted Earnings Per Diluted Share	$ 0.52	$ 0.50	$ 1.69	$ 1.65
Weighted average shares outstanding:				
Diluted	137,543	138,970	138,497	140,774

FLIR SYSTEMS, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2016	2015	2016	2015
Surveillance				
Operating Income as reported	$ 45,104	$ 49,173	$ 144,905	$ 145,637
Amortization of acquired intangibles assets	1,415	892	3,424	3,698
Purchase accounting adjustments	579	-	579	-
Restructuring charges	29	-	107	226
Other	500	-	2,500	-
Adjusted Operating Income	$ 47,627	$ 50,065	$ 151,515	$ 149,561
Instruments				
Operating Income as reported	$ 31,052	$ 34,394	$ 96,691	$ 112,353
Amortization of acquired intangibles assets	398	398	1,592	1,594
Restructuring charges	72	264	493	1,169
Adjusted Operating Income	$ 31,522	$ 35,056	$ 98,776	$ 115,116
Security				
Operating Income as reported	$ 7,645	$ 9,229	$ 10,172	$ 28,140
Amortization of acquired intangibles assets	1,102	267	4,946	1,228
Restructuring charges	112	-	766	-
Adjusted Operating Income	$ 8,859	$ 9,496	$ 15,884	$ 29,368
OEM & Emerging				
Operating Income as reported	$ 13,623	$ 7,558	$ 59,686	$ 41,065
Amortization of acquired intangibles assets	1,792	678	3,845	2,723
Purchase accounting adjustments	2,514	-	2,514	-
Restructuring charges	1	-	65	(22)
Acquisition related expenses	137	-	137	-
Adjusted Operating Income	$ 18,067	$ 8,236	$ 66,247	$ 43,766
Maritime				
Operating Income as reported	$ 1,318	$ 553	$ 15,428	$ 13,611
Amortization of acquired intangibles assets	764	814	3,136	3,771
Adjusted Operating Income	$ 2,082	$ 1,367	$ 18,564	$ 17,382
Detection				
Operating Income as reported	$ 9,363	$ 9,555	$ 33,847	$ 26,904
Amortization of acquired intangibles assets	360	846	1,440	3,386
Restructuring charges	-	2	-	(12)
Adjusted Operating Income	$ 9,723	$ 10,403	$ 35,287	$ 30,278
Other				
Operating Income as reported	$ (15,825)	$ (16,965)	$ (65,011)	$ (61,946)
Acquisition related expenses	1,216	1,007	3,427	1,468
Adjusted Operating Income	$ (14,609)	$ (15,958)	$ (61,584)	$ (60,478)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with United States generally accepted accounting principles (GAAP). As a supplement to our GAAP financial results, this earnings announcement contains some or all of the following non-GAAP financial measures: (i) adjusted gross profit, (ii) adjusted gross margin (defined as adjusted gross profit divided by revenue), (iii) adjusted operating income, (iv) adjusted operating margin (defined as adjusted operating income divided by revenue), (v) adjusted net income, and (vi) adjusted earnings per diluted share (EPS). These non-GAAP measures of financial performance are not prepared in accordance with GAAP and computational methods may differ from those used by other companies. Additionally, these non-GAAP measures should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. Each of the non-GAAP measures is adjusted from GAAP results and are outlined in the “GAAP to Non-GAAP Reconciliation” tables included within this earnings release.

In calculating non-GAAP financial measures, we exclude certain items (including gains and losses) to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, gains and losses on cost-basis investments, discrete tax items, and other items we do not consider to be directly related to our core operating performance. We use non-GAAP measures internally to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. Accordingly, supplementing GAAP financial results with these non-GAAP financial measures enables the comparison of our ongoing operating results in a manner consistent with the metrics reviewed by management. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our ongoing operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Amortization of acquired intangible assets. GAAP accounting requires that intangible assets are recorded at fair value as of the date of acquisition and amortized over their estimated useful lives. The timing and magnitude of our acquisition transactions and maturities of the businesses acquired will cause our operating results to vary from period to period, making comparison to past performance difficult for investors. We exclude amortization of acquired intangible assets from our non-GAAP measures because management does not believe these costs are representative of our core operating performance.

•
Purchase accounting adjustments. Included in our GAAP financial measures are purchase accounting adjustments, required by GAAP to adjust inventory balances to fair value at the time of acquisition. These non-cash charges are not reflective of our ongoing operations and can vary significantly in any given period driven by variability in our acquisition activity. We exclude purchase accounting adjustments from our non-GAAP measures because management does not believe these costs are representative of our core operating performance.

•
Acquisition related expenses. Included in our GAAP financial measures are acquisition related expenses, consisting of external expenses resulting directly from acquisition related activities, including due diligence, legal, valuation, tax and audit services. The timing and nature of our acquisition activity can vary significantly from period to period impacting comparability of operating results from one period to another. These one-time costs can vary significantly in amount and timing and are not indicative of our core operating performance.

•
Restructuring charges. Included in our GAAP financial measures are restructuring charges which are primarily for employee compensation resulting from reductions in employee headcount and facilities exit and lease termination costs in connection with Company reorganization and restructuring activities. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and facilitates comparison with the results of other companies in our industry.

•
Gain or loss on cost-basis investments. Included in our GAAP financial measures, are gains or losses from cost-basis investments. As these gains and losses can vary significantly from period to period and do not constitute part of our ongoing operations, we exclude these items from our non-GAAP measures.

•
Other. Other charges include product remediation charges associated with certain SkyWatchTM surveillance towers and the loss on extinguishment of debt. We exclude other charges from our non-GAAP measures because we do not believe such costs accurately reflect the performance of our ongoing operations.

•
Estimated tax effect of non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the previously listed non-GAAP adjustments on non-GAAP net income. We estimate the tax effect of the adjustment items by applying the Company’s overall estimated effective tax rate, excluding significant discrete items, to the pretax amount.

•
Discrete tax items, net. Included in our GAAP financial measures are income tax expenses and benefits related to discrete events or transactions that are not representative of the Company’s estimated tax rate related to ongoing operations. These discrete tax items can vary significantly from period to period impacting the comparability of our earnings from one period to another. Discrete tax items include charges and reversals of provisions associated with certain unrecognized tax benefits, benefits associated with the reversal of previously recorded valuation allowances against certain deferred tax assets, and other discrete items not included in the annual effective tax rate associated with our ongoing operations. We exclude discrete tax items from our non-GAAP measures because we do not believe such expenses or benefits reflect the performance of our ongoing operations.